Exhibit 21.1
SUBSIDIARIES OF RED ROCK RESORTS, INC.

    Subsidiaries of Red Rock Resorts, Inc. at December 31, 2021 were as follows:

Station Holdco LLC (Delaware)
Station Casinos LLC
NP Palace LLC
NP Boulder LLC
NP Red Rock LLC
Red and Blues, LLC (50% ownership)
NP Sunset LLC
NP IP Holdings LLC
NP Development LLC
NP Landco Holdco LLC
CV PropCo, LLC
NP Tropicana LLC
NP Opco Holdings LLC
NP Opco LLC
Station GVR Acquisition, LLC
NP Fiesta LLC
NP Gold Rush LLC
NP Lake Mead LLC
NP LML LLC
NP Magic Star LLC
NP Rancho LLC
NP Santa Fe LLC
NP Texas LLC
NP River Central LLC
NP Centerline Holdings LLC
NP Durango LLC
NP Hanger Leaseco LLC
NP Inspirada LLC
NP Mt. Rose LLC
NP Reno Convention Center LLC
NP Town Center LLC
SC Rancho Development, LLC
NP Green Valley LLC
Greens Café, LLC (50% ownership)
Town Center Amusements, Inc., A Limited Liability Company (50% ownership)
Sunset GV, LLC (50% ownership)
SC Madera Development, LLC (California)
SC Madera Management, LLC (California)
SC Sonoma Development, LLC (California)
SC Sonoma Management, LLC (California)
SC Michigan, LLC
SC Interactive Investor LLC
SC SP Holdco LLC
SC SP 2 LLC
SC SP 3 LLC
SC SP 4 LLC
SC Development 1 LLC (Delaware)
SC Development 2 LLC (Delaware)
SCHB 1 LLC
Fertitta Entertainment LLC (Delaware)
FE Transportation LLC (New York)
CY Canyon LLC

All subsidiaries are formed in the State of Nevada and wholly owned unless otherwise specifically identified.